EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-42996) and Form S-3 (No. 333-106078) of OmniVision Technologies, Inc. of our report dated June 10, 2003, relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated June 10, 2003, relating to the financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California

June 24, 2003